LO, WONG & TSUI

SOLICITORS & NOTARIES
AGENTS FOR TRADE MARKS & PATENTS

盧王徐律師事務所

Solicitor in charge: Kelvin Lee | Tel No.: 2514 1571 | By: Email

Our ref.: 102701/LKM | Your ref.: -- | Date: 21 August 2025

Voltage X Limited

Suite 1, Level 2, 34 Queen Street

Melbourne VIC 3000, Australia

Attention: Board of Directors

Dear Sir/ Madam,

FORM F-1, AS AMENDED AND SUPPLEMENTED – LETTER OF CONSENT

1. We have acted as legal advisors as to the laws of the Hong Kong Special Administrative Region of the People's Republic of China ("**Hong Kong**") to the Company in connection with the Company's registration statement on Form F-1, including all amendments or supplements thereto (the "**Registration Statement**"), as filed with the United States Securities and Exchange Commission, under the United States Securities Act of 1933, as amended to date in relation to the offer of a certain number of Company's Class A ordinary shares with a par value of $0.000001 per share (the "Class A Ordinary Shares"), plus an option to issue a certain number of additional Company's Class A Ordinary Shares to be offered by the Company pursuant to the offering to cover the over-allotment option to be granted to the underwriter.
2. We confirm that we do not have any objections to the descriptions of Hong Kong law in the Registration Statement, including but not limited to the heading "Regulations" and elsewhere in the Registration Statement.
3. We hereby consent the filing of this letter as an exhibit to the Registration Statement. We further consent to the use of our name and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully,

Lo, Wong & Tsui, Solicitors

25th Floor, Siu On Centre, 188 Lockhart Road, Wan Chai, Hong Kong
香港灣仔駱克道188號兆安中心25樓
Tel 電話：2514 1511 Fax 傳真：2810 0635
E-mail 電郵：info@lowongtsui.com.hk Document Exchange No.：DX-009062